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                         SPECIALTY CARE NETWORK, INC.
              1996 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

1.    PURPOSE OF PLAN AND EFFECTIVE DATE.

      1.1 Purpose. The purpose of this 1996 Incentive and Non-Qualified Stock Option Plan (hereinafter called the "Plan") is to further the success and advance the interests of Specialty Care Network, Inc. (the "Company") by making available Common Stock of the Company for purchase by eligible directors, officers, advisors, consultants and key employees of the Company and thus to provide an additional incentive to such personnel to continue to serve the Company and to give them a greater interest as stockholders in the success of the Company.

      1.2 Awards. The Company intends this Plan to enable the Company to issue, pursuant hereto, Incentive Stock Options as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The Company also intends this Plan to enable it to issue similar options which will not, however, be qualified as Incentive Stock Options (also known as "Non-Statutory" or "Non-Qualified" stock options).

      1.3 Effectiveness. The Plan shall become effective on the date of approval by the Board of Directors of the Company, which date is January 2, 1996; provided, however, that the Plan shall be subject to approval and ratification by stockholders of the Company holding a majority of its voting stock, voting in person or by proxy, at a meeting of stockholders to be held within twelve months after January 2, 1996.

2.    DEFINITIONS.

      2.1 As used in this Plan, the following terms have the following respective meanings:

            "1933 Act" means the Securities Act of 1933, as amended from time to time. References to any provision of the 1933 Act shall be deemed to include successor provisions thereto and rules and regulations thereunder.

            "Board" means the Board of Directors of the Company.

            "Change in Control" means any transaction pursuant to which the Company (a) closes a registered, underwritten public offering of the issued and outstanding Common Stock constituting at least twenty-five percent (25%) of the issued and outstanding Common Stock after accounting for the publicly offered shares, (b) consummates the sale of substantially all of the assets of the Company or an amount of stock constituting at least twenty-five percent (25%) of the issued and outstanding Common Stock
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      immediately after such transaction to an unrelated person or entity for cash and/or Common Stock, or (c) merges with and into another corporation or entity in a transaction where unrelated persons own at least twenty-five percent (25%) of the issued and outstanding securities of the surviving entity after such merger.



            "Code" means the Internal Revenue Code of 1986, as amended. References to any provisions of the Code shall be deemed to include successor provisions.

            "Committee" shall mean a group of two (2) disinterested directors appointed by the Board to administer the Plan.

            "Common Stock" means the common stock, $.001 par value of the Company.

            "Company" means Specialty Care Network, Inc.

            "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and rules and regulations thereunder.

            "Fair Market Value" unless otherwise required by an applicable provision of the Code, as of any date, means the mean between the high and low sales price of the Common Stock on any exchange upon which the Common Stock is traded or on the National Market of the Nasdaq Stock Market on the date the Option is granted or, if there are no sales on said date, then on the next prior business day on which there was a sale. If no such sales price is available, then the price per share shall be determined by the Committee or the Board, as applicable.

            "Grant" means the action of the Committee or the Board, as applicable, at the time of grant of an option.

            "Imminent Change in Control" means any offer or announcement, oral or written, by any person or persons acting as a group, to acquire control of the Company. The decision of the Committee or the Board, as applicable, whether an Imminent Change in Control have occurred shall be conclusive and binding.

            "Incentive Stock Option" means any Incentive Stock Option granted pursuant to this Plan which is intended to be, and designated and qualifying as, an "incentive stock option" within the meaning of Section 422 of the Code.


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            "Modification" means any change in the terms of an Option which would constitute a "modification" as defined in Section 424(h)(3) of the Code, including, without limitation, such a modification to an Option as effected by a change in the Plan and any other change in the Plan which would increase the number of shares reserved for Options under the Plan, materially change the administration of the Plan or that would otherwise materially increase the benefits accruing to, or available for, participants in the Plan; provided, however, that registration of Option Stock under the 1933 Act, as amended, shall not be deemed a Modification.

            "Non-Statutory Stock Option" and "Non-Qualified Stock Option" means any option granted under this Plan other than an Incentive Stock Option.

            "Option Agreement" means a written agreement setting forth the terms of an Option.

            "Option" or "Stock Option" means a right granted pursuant to the Plan to purchase shares of Common Stock, and includes the terms Incentive Stock Option and Non-Qualified Stock Option.

            "Option Price" or "Exercise Price" means the price per share at which Common Stock may be purchased upon the exercise of an Option.

            "Option Stock" means Common Stock subject to an option granted under this Plan.

            "Participant" means any individual to whom an Option has been granted by the Committee or the Board, as applicable, under the Plan.

            "Subsidiary" or "Subsidiaries" means any corporation which is a "subsidiary corporation" as defined in Section 424(f) of the Code, and the regulations thereto.

            "Retirement" means retirement from active employment under a retirement plan of the Company or any Subsidiary, or pursuant to an employment agreement with the Company or any Subsidiary, or termination of employment at or after age 65 under circumstances which the Committee or the Board, as applicable, in its sole discretion, deems equivalent to retirement.

            "Termination for Cause" shall have the same meaning as in any employment agreement between any Participant and the Company or any Subsidiary, or, in the absence of such employment agreement, shall mean the termination of employment of a Participant due to (i) any illegal or dishonest conduct which adversely affects or may adversely affect the reputation, good will, or business position of the Company or any


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      Subsidiary or which involves Company or any Subsidiary's funds or assets;
      (ii) any intentional or material damage to property or business of the Company or any Subsidiary; (iii) theft, embezzlement or misappropriation of the Company's or any Subsidiary's property; or (iv) the willful failure of the Participant to carry out his or her duties as an employee of the Company or any Subsidiary.

            "10% Stockholder" means a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of Company or of any parent or Subsidiary of the Company after giving effect to the attribution of stock ownership provisions of Section 424(d) of the Code.

      2.2 References in these definitions to provisions of the Code shall, when appropriate to effectuate the purpose of this Plan, be deemed to be references to such provisions of the Code and regulations promulgated thereunder as the same may be from time to time amended or to successor provisions to such provisions. Terms defined elsewhere in this Plan shall have the meanings set forth in such respective definitions.

3.    STOCK SUBJECT TO PLAN.

      3.1 Number of Shares. Subject to the provisions of Paragraph 12 hereof, there shall be reserved for issuance or transfer upon the exercise of the Options to be granted from time to time under the Plan an aggregate of 5,000,000 shares of Common Stock.

      3.2 Excess Shares. Shares of stock which are attributable to Options which expire or are otherwise terminated, cancelled, surrendered or forfeited, during a calendar year, are available for issuance or use in connection with future Options, during the calendar year in which they expire or otherwise become available.

      3.3 Source of Stock. Shares of Common Stock to be issued under the Plan may be authorized and unissued shares of Common Stock, treasury stock or a combination thereof.

      3.4 Adjustment. In the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, other extraordinary dividend or other change in corporate structure or capitalization affecting the Common Stock, the Committee or the Board, as applicable, may, in its discretion, make appropriate adjustment in the number or kind of shares subject to Options granted under the Plan, and/or the exercise price and other terms and conditions of Options or appropriate adjustment in the maximum number of shares referred to in Paragraph 3.1 of the Plan, as provided in Paragraph 12 hereof.


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4.    ADMINISTRATION OF PLAN.

      4.1 Administration by Board or Committee. Until such time as the Company is registered with and required to file periodic reports with the Securities and Exchange Commission pursuant to the Exchange Act, the Plan shall be administered by the Board. Thereafter, the Plan shall be administered by a Committee (the "Committee") of two disinterested persons (as defined by Rule 16b-3 promulgated under the 1934 Act), each of whom shall be members of the Board, and appointed by the Board, as constituted from time to time. During the one year prior to commencement of service on the Committee, the Committee members will not have participated in, and while serving and for one year after serving on the Committee, such members shall not be eligible for selection as persons to whom Option Stock may be allocated or to whom Options may be granted under the Plan or any other discretionary plan of the Company under which participants are entitled to acquire stock, stock options or stock appreciation rights of the Company. Members of the Committee shall serve until they resign or they are removed by the vote of a majority of the Board.

      4.2 Authority of Administrator. The Committee or the Board, as applicable, shall have the authority to (a) establish such rules and regulations as it deems necessary for the proper operation and administration of the Plan; (b) select the persons to receive Options under the Plan; (c) determine the form of an Option and whether such Option is to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company, either within or outside of this Plan; (d) determine the number of shares of Common Stock to be covered by each such Option granted hereunder; (e) determine the terms and conditions, not inconsistent with the terms of this Plan, of any Option granted hereunder (including, but not limited to, any restriction or limitation on transfer, any vesting schedule or acceleration thereof, and any forfeiture provisions or waiver thereof), regarding any Option and the shares of Common Stock relating thereto, based on such factors as the Committee or the Board, as applicable, shall determine, in its sole and absolute discretion; and (f) make any other determination or take any action that the Committee or the Board, as applicable, deems necessary or desirable for the administration of the Plan.

      4.3 Decisions of Administrator Final. All decisions, determinations and interpretations of the Committee or the Board, as applicable, shall be final and conclusive on all persons affected thereby.

5.    ELIGIBILITY.

      Incentive Stock Options under this Plan may be granted only to officers (who are employees) and to other key employees of the Company. A director of the Company may receive an Incentive Stock Option under this Plan if such person is otherwise an employee of the Company. An employee, director or officer of the Company, may receive a Non-Qualified Stock Option. In addition, employees, consultants, non-employee directors, and advisors who


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the Committee or the Board, as applicable, determines are providing bona fide services to the Company, whether or not otherwise compensated, may receive a Non-Qualified Stock Option at the discretion of the Committee or the Board, as applicable. In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option, the Committee or the Board, as applicable, may take into account the nature of the services rendered by, and the responsibilities borne by, such respective persons, their present and potential contributions to the Company's success and such other factors as the Committee or the Board, as applicable, in its discretion shall deem relevant. Subject to the provisions of Paragraph 7 hereof, Options may be granted to persons who hold or have held options under previous plans, and a person who has been granted an Option under the Plan may be granted an additional Option or Options under the Plan or under any future option plan if the Committee or the Board, as applicable, shall so determine.

6.    AWARDS UNDER THE PLAN.

      6.1 Term of Plan. The Committee or the Board, as applicable, may grant Incentive Stock Options, Non-Qualified Stock Options or both to purchase shares of Common Stock from the Company to such officers and key employees, in such amounts and subject to such terms and conditions, as the Committee or the Board, as applicable, shall determine in its sole discretion, subject to the provisions of the Plan, provided, however, that in no event may any Stock Option be granted hereunder after the expiration of 10 years after the date of the Plan. The automatic or discretionary grant of "reload" Stock Options is specifically authorized.

      6.2 Code Compliance. In the case of Incentive Stock Options, the terms and conditions of such grants, including the exercise price of the purchase of Common Stock, shall be subject to and comply with the requirements of Section 422 of the Code, as from time to time amended, and any implementing regulations.

      6.3 Exercise Price. The exercise price at which shares of Common Stock may be purchased pursuant to the grant of an Option shall be fixed by the Committee or the Board, as applicable, at the time of grant; however, the price of an Incentive Stock Option must be equal to or greater than the Fair Market Value of the shares of Common Stock covered thereby. The exercise price of an Incentive Stock Option granted to any Participant who owns shares of Common Stock possessing more than 10% of the total combined voting power of all outstanding shares of Common Stock of the Company must be at least equal to 110% of the fair market value of the shares of Common Stock on the date of grant. Options granted under the Plan will not be Incentive Stock Options to the extent that the Fair Market Value of the shares of Common Stock with respect to which such Options first become exercisable in any year exceeds $100,000.

      6.4 Vesting. Except as set forth in the next sentence, awards of Options will vest and become non-forfeitable as determined by the Committee or the Board, as applicable, and set


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forth in an option or grant agreement between the Company and the Participant.
Subject to the provisions of Section 422 of the Code, Options shall become exercisable in accordance with their terms in the event of Death, Disability or Retirement of a Participant or upon a Change in Control or Imminent Change in Control.

7.    CERTAIN LIMITATIONS ON GRANTING AND EXERCISE OF OPTIONS.

      Any other provisions of this Plan to the contrary notwithstanding, the granting and exercise of Options hereunder shall be subject to the following limitations (which shall be in addition to the limitations, provisions and conditions contained elsewhere in this Plan):

            (a) The aggregate Fair Market Value (determined at the time the option is granted) of the Option Stock for which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all such Plans of the Company and its subsidiaries) shall not exceed $100,000. Any options granted in excess of this $100,000 threshold shall be specifically designated Non-Qualified Options.

            (b) Options may be granted as soon as practicable after the date of the adoption of the Plan by the Board and instruments evidencing such grant(s) may similarly be so issued, but in each case, such Options and such instruments shall be subject to the approval and ratification of the Plan by the stockholders of the Company as provided in Paragraph 1, and notwithstanding anything in the Plan that may be deemed to be to the contrary, no Option may be exercised unless and until such approval and ratification is obtained. In the event such approval and ratification shall not be obtained, the Plan and all Options that may have been granted pursuant thereto shall be null and void.

8.    DURATION OF OPTIONS.

      The term of Options granted under the Plan shall be as fixed by the Committee or the Board, as applicable, at the time of grant; provided, however, that the term of an Option shall not exceed 10 years from the date of grant. In the case of 10% Stockholders, the term of an Incentive Stock Option shall not exceed five (5) years from the date of grant. The terms of options may, however, be shortened as provided in Paragraph 11 hereof. No Option may be exercised after expiration of such Option's term.

9.    EXERCISE OF OPTIONS.

      An Option granted under the Plan shall be exercisable at such time or times, whether or not in installments, as the Committee or the Board, as applicable, shall prescribe at the time the Option is granted. An Option which has become exercisable may be exercised in accordance with its terms as to any or all full shares purchasable under the provisions of the


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Option, but not at any time as to less than 100 shares unless the remaining shares which have become so purchasable are less than 100 shares. The purchase price of the shares shall be paid in full, as provided in Paragraph 13 hereof, upon the exercise of the Option, and the Company shall not be required to deliver certificates for such shares until such payment has been made. Except as provided in Paragraph 11, an Incentive Stock Option may not be exercised at any time unless the holder thereof is then an employee of the Company or any Subsidiary and shall have been continuously employed by the Company or any Subsidiary since the date of grant.

10.   NONTRANSFERABILITY OF OPTIONS.

      Options shall not be assignable or transferable by a Participant except by will or the laws of descent and distribution and during the Participant's lifetime, such Options and rights shall be exercisable only by such Participant or such Participant's duly appointed guardian or legal representative.



11.   TERMINATION OF EMPLOYMENT.

      11.1 Termination for Cause or Voluntary Termination. In the event of the Termination for Cause or the voluntary termination of employment of any Participant to whom an Incentive Stock Option has been granted under the Plan, such Incentive Stock Options held by him under the Plan, to the extent vested and not theretofore exercised, shall be null and void. Incentive Stock Options granted under the Plan shall not be affected by any change of employment so long as the holder continues in the employ of the Company or any Subsidiaries. Nothing in the Plan or in any Option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any Subsidiaries or interfere in any way with the right of the Company or any Subsidiaries to terminate his or her employment or occupancy of any corporate office at any time.

      11.2 Death of Participant. In the event of the death of a Participant, any Incentive Stock Options granted to such Participant may be exercised by the person or persons to whom the Participant's rights under any such Incentive Stock Options pass by will or by the laws of descent and distribution (including the Participant's estate during the period of administration) at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is one (1) year after the date of death of such Participant.

      11.3 Disability of Participant. In the event that any Participant's employment with the Company shall terminate as a result of the Disability of such Participant, such Participant may exercise any Inventive Stock Options granted to him pursuant to the Plan at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is one (1) year after the date of such termination of employment.


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      11.4 Termination without Cause. In the event of termination without cause of a person to whom an Incentive Stock Option has been granted under the Plan, any Incentive Stock Options held by him under the Plan, shall immediately vest and shall be exercisable for a period of three (3) months following the date of termination.

      11.5 Non-Qualified Options. The terms and conditions of Non-Qualified Stock Options relating to the effect of the termination of a Participant's employment, or association with the Company, Disability of a Participant or his death shall be such terms and conditions as the Committee or the Board, as applicable, shall, in its sole and absolute discretion, determine at the time of termination, unless specifically provided for by the terms of the Option Agreement at the time of grant of the Option.

12.   RECAPITALIZATION, MERGER, CONSOLIDATION, CHANGE IN CONTROL
      AND SIMILAR TRANSACTIONS.

      12.1 Adjustment. Subject to any required action by the stockholders and Board of the Company, within the sole and absolute discretion of the Committee or the Board, as applicable, the aggregate number of shares of Common Stock for which Options may be granted hereunder, the number of shares of Common Stock covered by each outstanding Option and the exercise price per share of Common Stock of each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock affected without the receipt of consideration by the Company (other than shares held by dissenting stockholders).

      12.2 Change in Control. All outstanding Options shall automatically vest and become immediately exercisable in the event of a Change in Control or Imminent Change in Control of the Company.

      12.3 Extraordinary Corporate Action. Subject to any required action by the stockholders of the Company, in the event of any Change in Control, recapitalization, merger, consolidation, exchange of shares, spin-off, reorganization, tender offer, liquidation or other extraordinary corporate action or event, the Committee or the Board, as applicable, in its sole and absolute discretion, shall have the power, prior or subsequent to such action to:

            (i) appropriately adjust the number of shares of Common Stock subject to each Option, the exercise price of per share of Common Stock and the consideration to be given or received by the Company upon the exercise of any outstanding Options;


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            (ii) cancel any or all previously granted Options, provided that appropriate consideration (as described in Paragraph 12.2) is paid to the Participants in connection therewith; and/or

            (iii) make such other adjustments in connection with the Plan as the Committee or the Board, as applicable, in its sole and absolute discretion, deems necessary, desirable, appropriate or advisable; provided, however, that no action shall be taken by the Committee or the Board, as applicable, which would cause Incentive Stock Options granted pursuant to this plan and to fail to meet the requirements of Section 422 of the Code.

Except as expressly provided in Paragraphs 12.1, 12.2 and 12.3 hereof, no Participant shall have any rights by reason of the occurrence of any of the events described in this Paragraph 12. In the event that the Company becomes a wholly owned subsidiary of another corporation, the definitive agreement regarding such transaction shall contain a provision which requires the new parent company to adopt a plan substantially similar hereto and grant options substantially similar hereto to each Participant herein as a condition precedent to the consummation of the transaction.



      12.4 Accelerated Vesting. The Committee or the Board, as applicable, shall at all times have the power to accelerate the exercise date of Options previously granted under the Plan.

13.   PAYMENT OF PURCHASE PRICE, FEDERAL INCOME TAX OR OTHER
      WITHHOLDING AMOUNT.

      The shares to be purchased upon exercise of any Option shall be paid for in full, in cash or as hereinafter provided at the time of such exercise. In addition, in its sole discretion the Committee or the Board, as applicable, may determine that it is an appropriate method of payment for grantees to pay for any shares subject to an option by delivering a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The value of Company common stock surrendered in payment of the exercise price shall be its fair market value, determined pursuant to Section 2.1, on the date of exercise. Upon receipt of such notice of exercise of a stock option and upon payment of the option price, the Company shall promptly deliver to the grantee a certificate or certificates for the shares purchased, without charge to him or her for issue or transfer tax. The Committee or the Board, as applicable, in its sole discretion may from time to time permit the method of exercising options known as pyramiding (that is, the automatic application of shares received upon the exercise of a portion of a stock option to satisfy the exercise price for additional portions of the option). With respect to Non-Qualified Stock Options or any


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Incentive Stock Options which fail to qualify as such for any reason, any required federal income tax or other withholding amount shall be paid (in full) by the Participant to the Company in cash or by certified check at the time of such exercise. The Company shall not be required to deliver certificates for such shares until all such payments have been made, and until the Company has had an opportunity (at its sole option) to obtain verification from the Participant that all federal income tax or other withholding amounts have been properly calculated and paid.

14.   TERMINATION AND AMENDMENT.

      14.1 Termination Date. Unless the Plan shall theretofore have been terminated as hereinafter provided, it shall terminate on, and no Options shall be granted hereunder after December 31, 2005. The Plan may be terminated earlier by the stockholders of the Company or by the Board.

      14.2 Amendment. Modifications or other amendments to the Plan may be made by the stockholders of the Company. The Plan may also be amended by the Board; provided, however, that no amendment which shall constitute a Modification shall be effective unless approved by the stockholders of the Company within 12 months before or after the adoption of the Modification.



      14.3 Participant Consent. No termination, Modification, or amendment of the Plan, may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option; nor shall any such Modification or amendment be deemed to effect a Modification, extension or renewal of any such Option previously granted except pursuant to an express written agreement to such effect, executed by the Company and the Participant.

15.   TIME OF GRANTING OPTIONS.

      Nothing contained in the Plan shall constitute the granting of any Option hereunder. The granting of an Option pursuant to the Plan shall take place only upon approval by the Committee or the Board, as applicable, of a resolution granting an Option under this Plan. Notice of the determination shall be given to each person to whom an Option is so granted within a reasonable time after the date of such grant. After the granting of an Option under this Plan, a written Option Agreement shall be duly executed by or on behalf of the Company.


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16.   FORM AND TERMS OF OPTION AGREEMENT.

      Option Agreements evidencing Options granted pursuant to the Plan shall be in such form and shall contain such terms not inconsistent with the Plan as the Committee or the Board, as applicable, may approve. Option agreements may contain such restrictions upon the exercise of Options and upon the transfer of Common Stock acquired upon exercise of Options (and such provisions for the enforcement of compliance with the Securities Act of 1933, as amended, and/or with state "Blue Sky" laws).

17.   PARTIAL INVALIDITY.

      The invalidity or unenforceability of any particular provision of this Plan shall not effect the other provisions of this Plan nor affect the validity or enforceability of the other provisions of Options granted under this Plan, and this Plan and the Options granted hereunder shall be construed in all respects as if such invalid or unenforceable provision were omitted.

18.   SPECIAL PROVISIONS WITH RESPECT TO INCENTIVE STOCK OPTIONS
      UNDER THIS PLAN AND NON-QUALIFIED STOCK OPTIONS.

      Paragraph 5 describes the persons eligible to receive Options granted under this Plan. The Committee or the Board, as applicable, in granting any Option shall indicate whether it intends the Option to be an Incentive Stock Option under this Plan or a Non-Qualified Stock Option and shall cause the Option Agreement with respect thereto to indicate such intention. Should a person hold both one or more Incentive Stock Options under this Plan and one or more Non-Qualified Stock Options, all of such Options shall be exercisable in accordance with their respective terms and limitations, and nothing in this Plan shall be construed as causing the exercise of any such Option to preclude the exercise of any such other Option in accordance with its terms.



19.   NO OWNERSHIP OR SUBSCRIPTION RIGHTS.

      Shares of Common Stock of the Company which are subject to an Option but which have not yet been purchased or paid for shall have no subscription rights and no Option holder shall be deemed to be a stockholder of the Corporation for any purpose.

20.   UNFUNDED PLAN.

      The Plan is intended to constitute an "unfunded" plan. Unless otherwise determined by the Board, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds.


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21.   GOVERNING LAW.

      The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Option Agreement shall be determined in accordance with the laws of the State of Colorado and applicable federal law.

Plan Adopted by the Board of Directors on January 2, 1996 to be ratified by the stockholders no later than December 31, 1996.


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